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                                                                    EXHIBIT 10.6

                            PARK-OHIO HOLDINGS CORP.

                      NON-STATUTORY STOCK OPTION AGREEMENT


            THIS AGREEMENT, dated this _____ day of __________________ (being the date this option is granted) by and between Park-Ohio Holdings Corp., an Ohio corporation, (the "Company") and ______________________________ (the
"Director"), a director of the Company.

            Section 1. Under the provisions of the Company's Amended and Restated 1998 Long-Term Incentive Plan (the "Plan"), the Company hereby grants to the Director the option of purchasing an aggregate of ______________ shares of Common Stock of the Company at the price of $_________ per share, subject to the terms and conditions of this Agreement.

            Section 2. The option rights are exercisable only after _____________ year(s) from the date this option is granted, whereupon such rights shall become fully exercisable.

            Section 3. This option may not be assigned or transferred except that, (i) in the case of the Director's death, such option, and other rights and interests under the Plan, shall be transferable to the person or persons to whom the option shall have been transferred by will or the laws of descent and distribution, (ii) such option, and such other rights and interests, may be transferred to (x) any trust or estate in which the original holder (or such holder's spouse or other immediate relative) has a substantial beneficial interest or (y) a spouse or other immediate relative of the original holder, and
(iii) such option, and such other rights and interests, may be transferred pursuant to a qualified domestic relations order (as defined in the Internal Revenue Code of 1986, as amended). The option so transferred shall continue to be subject to all the terms and conditions contained in this Agreement. Except as otherwise provided in Sections 5, 6 and 9, this option can be exercised only if the Director has remained a director of the Company continuously from the date this option is granted.

            Section 4. Notwithstanding any other provision hereof, this option shall not be exercisable after the expiration of ten years from the date this option is granted, or upon such earlier date as provided in Sections 5, 6 and 9(a).

            Section 5.

            (a) Except as otherwise provided herein, if the Director ceases to be a member of the Board (otherwise than as a result of his death or after attainment of age 65), this option may be exercised, during any period approved by the Compensation and Stock Option Committee of the Company or any other Committee performing a similar function (the "Compensation Committee"), after the date on which he ceased to be a director; provided, that in no event shall the option be exercisable for a period of six months from the date of grant.




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            (b) Notwithstanding anything to the contrary herein contained, if the Director resigns his directorship prior to his attainment of age 65 and such resignation is effective prior to six months from the date of grant, then this option shall terminate as of the effective date of such resignation.

            (c) At such time as the right of the Director to exercise this option terminates, this option, to the extent not theretofore exercised, shall terminate.

            Section 6.

            (a) If the Director dies or becomes disabled (as defined in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended) while a member of the Board, this option may be exercised at any time within one year after the date of the Director's death or resignation by reason of disability or such later date approved by the Compensation Committee (by the executor or administrator of the Director's estate, or the person entitled by will or the applicable laws of descent and distribution); provided, that in no event shall this option be exercisable for a period of six months from the date of grant.

            (b) If the Director ceases to be a member of the Board after attainment of age 65, this option may be exercised at any time within one year of the date such Director ceased to be a Board member or such later date approved by the Compensation Committee, as the case may be; provided, that in no event shall this option be exercisable for a period of six months from the date of grant.

            Section 7. In consideration of the granting of this option, the Director covenants and agrees that he will not, while a director of Company or at any time thereafter, disclose, duplicate, distribute or use any Confidential Information, other than on behalf and for the benefit of Park-Ohio. The foregoing agreement shall not be construed as superseding or abridging any other stricter requirements or greater restrictions with respect to the subject matter thereof that may also be applicable to the Director. The obligations contained in this Section 7 are, and constitute, separate and several obligations of the Director, and such obligations shall not be affected by, but rather shall survive, any termination of the Plan and/or any exercise or termination of this option. For purposes of this Section 7:

                   (a) "Confidential Information" means customer lists, rating formulae, rate sheets, trade secrets, market studies, financial data and projections, analyses, strategic plans and other documents, material and/or information, whether or not in writing, acquired by a director of the Company as a result of such director's service as such, which are (a) not totally within the public domain and (b) such that a reasonable, prudent businessman would not voluntarily relinquish, disseminate or communicate same to an actual or potential competitor, customer or supplier.

                   (b) "Park-Ohio" includes the Company and also includes any other entity in which the Company owns, whether directly or indirectly, fifty percent (50%) or more of the stock and/or assets.


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            Notwithstanding any other provision hereof, all rights under this option of the Director (or his legal transferee, designated beneficiary or legal representatives) including the right to exercise, shall be forfeited if, prior to the time of such exercise, the Director shall violate any of the agreements and covenants contained in this Section 7.

            Section 8. Subject to the provisions of Section 9(a) of this Agreement, in the event of a merger, reorganization, consolidation, recapitalization, stock dividend or other change in corporate structure such that shares of Common Stock of the Company shall be changed into or exchanged for a larger or smaller number of shares, thereafter the number of shares subject to this option shall be increased or decreased, as the case may be, in direct proportion to the increase or decrease in the number of shares of Common Stock of the Company by reason of such change in corporate structure; provided, however, that the number of shares shall always be a whole number, and the purchase price per share shall in the case of an increase in the number of shares, be proportionately reduced, and, in the case of a decrease in the number of shares, shall be proportionately increased. In the event that there shall be any other change in the number or kind of outstanding shares of Common Stock of the Company or other securities of the Company, or of any shares of stock or other securities into which such shares of Common Stock of the Company shall have been changed or for which they shall have been exchanged, the Compensation Committee may make such adjustment in the number or kind of shares of stock or other securities purchasable hereunder, and in the manner of purchasing such stock or other securities and the price to be paid therefor, as the Committee, in its sole discretion, may determine is equitably required by such change, and such adjustment so made shall be effective and binding for all purposes of this option.

            Section 9.

            (a) If the Company shall liquidate or dissolve, or shall be a party to a merger or consolidation with respect to which it shall not be the surviving corporation, and the Company shall give written notice thereof to the Director at least thirty days prior thereto, the Director shall have the right within said thirty-day period (but within the ten-year period specified in Section 4) to exercise this option in full to the extent not previously exercised. To the extent that this option shall not have been exercised on or prior to the effective date of such liquidation, dissolution, merger or consolidation, it shall terminate on said date, unless it is assumed by another corporation.

            (b) The option granted hereby shall become exercisable in full to the extent not previously exercised upon the occurrence of any Change in Control of the Company. For purposes of this Agreement, a "Change in Control of the Company" (assuming such event has not been previously reported) shall mean a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended ("Exchange Act"); provided, without limitation, that a Change in Control of the Company shall be deemed to have occurred if and at such times as (i) any "person" within the meaning of Section 14(d) of the Exchange Act becomes the beneficial owner, directly or indirectly, of securities of the Company representing 34% or more of the combined voting power of the Company's then outstanding securities, or (ii) during



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any period of two consecutive years, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by the Company's shareholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

            Section 10. Subject to the terms and conditions hereof, this option may be exercised by delivering to the Company at the office of its Corporate Secretary a written notice, signed by the person entitled to exercise the option, of the election to exercise and stating the number of shares such person then elects to purchase. Such notice shall be accompanied by the payment in full of the purchase price of the shares then to be purchased. Payment of the full option exercise price may be made, at the election of the Director (a) in cash,
(b) in Common Stock of the Company, or (c) in any combination of cash and Common Stock of the Company, provided that Common Stock may not be used to pay the purchase price unless such Common Stock has been held by the Director for at least six (6) months. Common Stock of the Company used in payment of the purchase price shall be valued at its reported closing price on NASDAQ on the date of exercise, with cash paid by the Director in lieu of any fractional share of Common Stock so determined. The Director agrees he or any holder of this option shall be responsible for paying all federal, state or local taxes on account of the exercise of the option. In the event the option is exercised by any person other than the Director, evidence satisfactory to the Company that such person has the right to exercise the option must accompany such notice and payment. Subject to the right of the Company to postpone the date upon which exercise of this option becomes effective, as provided in Section 11 hereof, upon the due exercise of the option as hereinbefore provided, the Company shall issue in the name of the person exercising the option, and deliver to him, a certificate or certificates for the shares in respect of which the option shall have been so exercised. The Director agrees neither he nor any other holder of this option shall have any rights as a stockholder or otherwise in respect of any of the shares as to which the option shall not have been effectively exercised as provided herein.

            Section 11. This option shall not be exercisable if such exercise would violate:

                  (a) Any applicable state securities law;

                  (b) Any applicable registration or other requirements under the Securities Act of 1933, as amended ("Securities Act"), Exchange Act, or the listing requirements of the NASD or any stock exchange; or

                  (c) Any applicable legal requirement of any other governmental authority.

            The Company agrees to make reasonable efforts to comply with the foregoing laws and requirements so as to permit the exercise of this option. Furthermore, if a Registration Statement with respect to the shares to be issued upon the exercise of this option is not in effect or if counsel for the Company deems it necessary or desirable in order to avoid possible violation of the Securities Act, the Company may require, as a condition to its issuance and delivery of certificates for the shares, the delivery to the Company of a commitment in writing by the person exercising the option that at the time of such exercise it is his intention to acquire such shares for


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his own account for investment only and not with a view to, or for resale in connection with, the distribution thereof, that such person understands the shares may be "restricted securities" as defined in Rule 144 of the Securities and Exchange Commission; and that any resale, transfer or other disposition of said shares will be accomplished only in compliance with Rule 144, the Securities Act, or the other Rules and Regulations thereunder. The Company may place on the certificates evidencing such shares an appropriate legend reflecting the aforesaid commitment and may refuse to permit transfer of such certificates until it has been furnished evidence satisfactory to it that no violation of the Securities Act or the Rules and Regulations thereunder would be involved in such transfer.

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement in duplicate as of the day and year first-above written.


                                             PARK-OHIO HOLDINGS CORP.


                                             -------------------------
                                             Edward F. Crawford, Chief
                                             Executive Officer


                                             -------------------------
                                             Director




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